Exhibit 99.1

               ANSYS, Inc. Reports Record First Quarter Results

                       Company Raises Full Year Outlook

    SOUTHPOINTE, Pa., May 4 /PRNewswire-FirstCall/ -- ANSYS, Inc.
(Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced first quarter results. ANSYS' first quarter GAAP results include:
     - Total revenue of $31.3 million, as compared to $24.6 million in the first quarter of 2003;
     - Net income of $7.1 million, as compared to $4.3 million in the first quarter of 2003;
     - Diluted earnings per share of $0.43 as compared to $0.27 in the first quarter of 2003;
     - Cash flows from operations of $13.2 million, as compared to $11.5 million in the first quarter of 2003; and
     - Cash and short-term investment balances of $96.3 million, and no debt.

    Excluding the adverse impact on reported software license revenue of purchase accounting adjustments related to the Company's February 2003 acquisition of CFX and acquisition-related amortization (see discussion below), ANSYS' first quarter adjusted (non-GAAP) results include:
     - Total adjusted revenue of $31.5 million, as compared to $25.1 million in the first quarter of 2003;
     - An overall adjusted operating profit margin, excluding total amortization, of 35% as compared to 29% for the first quarter of 2003; and
     - Adjusted diluted earnings per share of $0.47 as compared to $0.32 for the first quarter of 2003.

    ANSYS President and CEO, Jim Cashman, commenting on the Company's first quarter results, said, "We are pleased by our overall financial performance in the first quarter and are especially encouraged that we were able to accelerate the closure of sales. This sales success, combined with the strength of our business model, directly contributed to first quarter results exceeding our earlier estimates. Our continued ability to deliver solid operating results illustrates that we are committed to our long-term mission of being the global innovator of engineering simulation and technologies."
    Cashman added, "While our first quarter performance enables us to become more optimistic about our prospects for 2004, we remain committed to a long-term focus and the importance of continued investment in our global sales and marketing infrastructure, expansion of the depth and breadth of our product and service offerings and the strengthening of the business infrastructure to support our growth initiatives."
    In summarizing the first quarter and the Company's expectations for the balance of 2004, Mr. Cashman said, "We believe that our product offerings and financial position have never been stronger. However, we still have a number of challenges ahead of us. The second and third quarters have traditionally been the most difficult and we do not envision that changing in the near future. In light of this, we will continue to concentrate our energy on providing solutions for total product innovation through simulation and continuing to improve our sales productivity."
    The adjusted results highlighted above, and the adjusted estimates for 2004 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures for the three months ended March 31, 2004 is included in the condensed financial statements included in this release. A discussion of the impact of these items on the Company's outlook for the remainder of the year is included in the section below titled, "2004 Outlook."

    Adjustments to Reported GAAP Financial Results
     - Purchase Accounting Adjustment for Acquired Deferred Revenue:
    As announced February 26, 2003, ANSYS acquired CFX for approximately
$22 million in cash. In accordance with the fair value provisions of EITF 01-3 "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred software license revenue of approximately
$4.8 million was recorded on the opening balance sheet, which was approximately $3.4 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacted the Company's reported GAAP software license revenue for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided adjusted financial information, which excludes the impact of the purchase accounting adjustment.

     - Acquisition Related Amortization:
    As previously discussed, the Company completed its acquisition of CFX in February 2003. Prior to that, the Company also acquired CADOE S.A. and ICEM CFD Engineering in November 2001 and August 2000, respectively. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of goodwill and identifiable intangible assets.
    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of the items described above. The Company believes that these non-GAAP measures provide a consistent basis for comparison between quarters, as they are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's performance.

    2004 Outlook
    Based on the results of the first quarter and assumptions relating to currently anticipated investments and expenditures for the remainder of the year, the Company currently projects that full year 2004 GAAP diluted earnings per share will be in the range of $1.61 - $1.65 and adjusted diluted earnings per share will be in the range of $1.76 - $1.80. Management previously forecasted adjusted diluted earnings per share in the range of $1.69 - $1.70 for 2004. The approximate $0.15 difference between the GAAP diluted earnings per share estimate and the adjusted diluted earnings per share estimate includes an estimated $0.14 related to acquisition-related amortization and $0.01 related to the purchase accounting adjustment for acquired deferred revenue.

    ANSYS will hold a conference call at 10:30 A.M. Eastern Time on May 4, 2004 to discuss first quarter results as well as to provide guidance regarding 2004 business prospects. The dial in number is 800-857-7001 and the passcode is "ANSYS". A replay will be available until May 11, 2004 by dialing 800-731-6045. The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at www.ansys.com/newsrooms/investor.htm .

    About ANSYS, Inc.
    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. employs approximately 550 people and distributes its products through a network of channel partners in 40 countries. Visit www.ansys.com for more information.
    Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for full year 2004 earnings per share, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' earnings per share estimates will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs in the current economic environment, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products in an unstable economy, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' strategic plan will not increase shareholder value over the long run, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated benefits, the risk that changes in the price of our common stock or the existence of competing uses for available cash will affect our willingness to continue the stock repurchase program, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers and regional economies, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2003 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q.
    ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of channel partners provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at www.ansys.com .
    ANSYS, DesignSpace, ANSYS DesignModeler, ANSYS DesignXplorer VT, ANSYS DesignXplorer, ANSYS ProFEA, ANSYS Emax, ANSYS Workbench environment, Multi-field, CFX, AI*Environment, AI*NASTRAN, CADOE S.A. and any and all ANSYS, Inc. product names referenced on any media, manual or the like, are registered trademarks or trademarks of subsidiaries of ANSYS, Inc. located in the United States or other countries. NASTRAN is a registered trademark of the National Aeronautics Space Administration. All other product names mentioned are trademarks or registered trademarks of their respective manufacturers.

    Reconciliation of Non-GAAP Measures
    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-
GAAP) financial measures to the most directly comparable GAAP financial measures.
    Adjusted software license revenue, adjusted operating profit margin, adjusted net income and adjusted diluted earnings per share are presented in this earnings release because management uses this information in evaluating the results of the continuing operations of business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results.


                         ANSYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                    (in thousands, except per share data)
                                 (Unaudited)

                                        Three months ended
                                     March 31,       March 31,
                                       2004            2003
    Revenue:
      Software licenses               $16,324         $12,442
      Maintenance and service          15,008          12,158

        Total revenue                  31,332          24,600

    Cost of sales:
      Software licenses                 1,337           1,179
      Amortization of software and
       acquired technologies              755             525
      Maintenance and service           3,083           2,894
        Total cost of sales             5,175           4,598

    Gross profit                       26,157          20,002

    Operating expenses:
      Selling and marketing             6,054           5,512
      Research and development          6,347           5,656
      Amortization                        287             223
      General and administrative        3,499           2,644
        Total operating expenses       16,187          14,035

    Operating income                    9,970           5,967

    Other income, net                     230             534

    Income before income tax provision 10,200           6,501

    Income tax provision                3,060           2,222

    Net income                         $7,140          $4,279

    Earnings per share - basic:
      Basic earnings per share          $0.47           $0.29
      Weighted average shares - basic  15,315          14,627

    Earnings per share - diluted:
      Diluted earnings per share        $0.43           $0.27
      Weighted average shares
       - diluted                       16,461          15,584


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                  For the three months ended March 31, 2004
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                Adjusted
                              As Reported    Adjustments         Results
    Revenue:
      Software licenses          $16,324         $122(a)          $16,446
      Maintenance and service     15,008            -              15,008

        Total revenue             31,332          122              31,454

    Cost of sales:
      Software licenses            1,337            -               1,337
      Amortization of software
       and acquired technologies     755         (617)(b)             138
      Maintenance and service      3,083            -               3,083
        Total cost of sales        5,175         (617)              4,558

    Gross profit                  26,157          739              26,896

    Operating expenses:
      Selling and marketing        6,054            -               6,054
      Research and development     6,347            -               6,347
      Amortization                   287         (287)(b)               -
      General and administrative   3,499            -               3,499
        Total operating expenses  16,187         (287)             15,900

    Operating income               9,970        1,026              10,996

    Other income, net                230            -                 230

    Income before income
     tax provision                10,200        1,026              11,226

    Income tax provision           3,060          359(c)            3,419

    Net income                    $7,140         $667              $7,807

    Earnings per share - basic:
      Basic earnings per share     $0.47                            $0.51
      Weighted average shares
       - basic                    15,315                           15,315

    Earnings per share - diluted:
      Diluted earnings per share   $0.43                            $0.47
      Weighted average shares
       - diluted                  16,461                           16,461

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                  For the three months ended March 31, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                Adjusted
                              As Reported    Adjustments         Results
    Revenue:
      Software licenses          $12,442         $454(a)          $12,896
      Maintenance and service     12,158            -              12,158

        Total revenue             24,600          454              25,054

    Cost of sales:
      Software licenses            1,179            -               1,179
      Amortization of software and
       acquired technologies         525         (398)(b)             127
      Maintenance and service      2,894            -               2,894
        Total cost of sales        4,598         (398)              4,200

    Gross profit                  20,002          852              20,854

    Operating expenses:
      Selling and marketing        5,512            -               5,512
      Research and development     5,656            -               5,656
      Amortization                   223         (223)(b)               -
      General and administrative   2,644            -               2,644
        Total operating expenses  14,035         (223)             13,812

    Operating income               5,967        1,075               7,042

    Other income, net                534            -                 534

    Income before income
     tax provision                 6,501        1,075               7,576

    Income tax provision           2,222          376(c)            2,598

    Net income                    $4,279         $699              $4,978

    Earnings per share - basic:
      Basic earnings per share     $0.29                            $0.34
      Weighted average shares
       - basic                    14,627                           14,627

    Earnings per share - diluted:
      Diluted earnings per share   $0.27                            $0.32
      Weighted average shares
       - diluted                  15,584                           15,584

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-03, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (c) Amount represents the income tax impact of the amortization expense adjustment referred to in (a) above.


                         ANSYS, INC. AND SUBSIDIARIES
                    Condensed Consolidated Balance Sheets
                                (in thousands)
                                 (Unaudited)

                                   March 31,       December 31,
                                     2004             2003
    ASSETS:

    Cash & short-term investments     $96,283         $83,014
    Accounts receivable, net           18,653          20,028
    Other assets                       78,520          76,304

      Total assets                   $193,456        $179,346

    LIABILITIES & STOCKHOLDERS' EQUITY:

    Deferred revenue                  $43,787         $37,874
    Other liabilities                  12,589          14,398
    Stockholders' equity              137,080         127,074

      Total liabilities &
       stockholders' equity          $193,456        $179,346

SOURCE  ANSYS, Inc.
    -0-                             05/04/2004
    /CONTACT: Lisa M. O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782/ /Web site: http://www.ansys.com http:/ www.ansys.com/newsrooms/investor.htm /
    (ANSS)

CO:  ANSYS, INC.
ST:  Pennsylvania
IN:  CPR STW
SU:  ERN ERP CCA MAV